Exhibit 10.1

FOURTH AMENDMENT TO THE
TRANS WORLD ENTERTAINMENT CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

               The Trans World Entertainment Corporation Supplemental Executive Retirement Plan (the “Plan”) is hereby amended as follows, effective May 12, 2010:

               1.       The following is added at the end of Paragraph A of Article 7 of the Plan:

“For purposes of this Plan, the bonus payment for fiscal year 2009 for Robert Higgins will be deemed to be $500,000 (two thirds of the amount earned under the applicable bonus formula prior to the exercise of negative discretion by the Committee).”